UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022

Arcus Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38419	47-3898435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3928 Point Eden Way
Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 694-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	RCUS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on May 27, 2020, Arcus Biosciences, Inc. (the “Company”) entered into an Investor Rights Agreement (the “Rights Agreement”) with Gilead Science, Inc. (“Gilead”), pursuant to which, among other things, Gilead became subject to a two-year lockup requiring Gilead not to sell shares of the Company’s common stock during this period (subject to limited exceptions). On October 11, 2022, the Company and Gilead entered into Amendment No. 1 to Investor Rights Agreement (the “IRA Amendment”). Pursuant to the IRA Amendment, the Company and Gilead have, among other things, extended the lock-up restrictions set forth in the Rights Agreement for another year until July 13, 2023.

The foregoing description of the IRA Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Investor Rights Agreement, dated October 11, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2022	ARCUS BIOSCIENCES, INC.

	By:	/s/ Terry Rosen, Ph.D.
Terry Rosen, Ph. D.
Chief Executive Officer